EXHIBIT 99.1

Phase 3 Clinical Trial of GSK's Herpes Zoster Vaccine Candidate Containing Agenus' QS-21 Commences in Immunocompromised Patients

LEXINGTON, Mass., July 18, 2012 (GLOBE NEWSWIRE) -- Agenus, Inc. (Nasdaq:AGEN) today announced that GlaxoSmithKline's (GSK) herpes zoster vaccine candidate (HZ/su), which contains Agenus' QS-21 Stimulon®1 adjuvant as a component of GSK's adjuvant system, has commenced a global, randomized, placebo-controlled Phase 3 clinical trial for the prevention of shingles (herpes zoster) in immunocompromised patients. This study will include approximately 200 clinical sites and enroll more than 1,400 patients 18 years of age or older undergoing hematopoietic stem cell transplantation (HCT). Herpes zoster, which can occur as a complication of HCT, has limited treatment and prevention options available.

The immunocompromised study is part of a Phase 3 clinical program that began in August 2010 and was previously announced by GSK. This program includes a global, randomized, placebo-controlled Phase 3 clinical study with the HZ/su vaccine, which contains QS-21, for the prevention of shingles and post-herpetic neuralgia in over 30,000 adult patients. Patient enrollment for this study has completed.

QS-21 is an important component in a number of investigational vaccine formulations addressing a wide variety of indications, including infectious diseases, cancers, and Alzheimer's disease.  Agenus is generally entitled to receive milestone payments as QS-21-containing programs advance, as well as royalties for 10 years after commercial launch, with some exceptions.

"There are currently 16 QS-21 containing vaccines in clinical development and we look forward to significant news flow from our partners with pivotal data readouts expected from at least four key clinical programs that incorporate QS-21," said Garo H. Armen, Ph.D., chairman and CEO of Agenus.

About QS-21 Stimulon Adjuvant

Agenus' QS-21 Stimulon adjuvant is one of the most widely tested vaccine adjuvants under development. QS-21 is designed to strengthen the body's immune response to a vaccine's antigen, thus making it more effective. QS-21 is a key component in the development of investigational preventive vaccine formulations across a wide variety of infectious diseases, and appears to play an important role for several investigational therapeutic vaccines intended to treat cancer and degenerative disorders. Licensees of QS-21 include GSK, Janssen Alzheimer Immunotherapy, and Integrated Biotherapeutics.

Between Agenus and its partners, a total of 18 vaccine programs are in clinical development of which 16 contain QS-21. They include, but are not limited to:

  Phase 3: GSK's RTS,S for malaria2
  Phase 3: GSK's MAGE-A3 cancer immunotherapy for selected patients with resected melanoma2
  Phase 3: GSK's MAGE-A3 cancer immunotherapy for selected patients with resected non-small cell lung cancer2
  Phase 3: GSK's HZ/su for shingles2
  Phase 2: Janssen's  ACC-001 for Alzheimer's disease

Agenus' pipeline programs include:

  Phase 2: Prophage Series G-100 for newly diagnosed glioma
  Phase 2: Prophage Series G-200 for recurrent glioma
  Phase 2-Ready: HerpV (contains QS-21) for genital herpes

About Shingles

According to the Center for Disease Control and Protection, almost one out of three people in America will develop shingles during his or her lifetime. In 2010, nearly one million Americans experienced the condition. Older people and immunocompromised individuals are at greater risk of developing shingles; about half of all cases occur among men and women age 60 years or older.

Shingles, also known as herpes zoster, is a disease that causes a painful skin rash. In addition, shingles can lead to severe pain that can last for months or even years after the rash goes away, a condition known as post-herpetic neuralgia. Shingles can lead to other serious complications as well, including eye problems (when shingles affects the eye). Pain from shingles has been described as aching, burning, and stabbing, and can cause depression, anxiety, difficulty concentrating, and weight loss.

Shingles is caused by the varicella zoster virus (VZV), the same virus that causes chickenpox. After a person recovers from chickenpox, the virus stays in the nerve tissue of the body in a dormant state. For reasons that are not fully known, the virus can reactivate years later, causing shingles.

Shingles is common after allogeneic, syngeneic or autologous bone marrow or peripheral blood haematopoietic stem cell transplant (HCT). The risk is generally highest during the first year following transplantation; the cumulative incidence reaches a plateau by two or three years post-HCT3,4,5,6. HCT recipients are at increased risk for viremia and visceral dissemination during shingles, which occurs in approximately 10% to 30% of patients with severely impaired cellular immunity7, 8. Viral dissemination can result in complications such as pneumonia, hepatitis and encephalitis. In addition, episodes of severe or fatal VZV reactivation manifesting as a sepsis-like syndrome, central nervous system disease or acute abdomen, without any cutaneous lesions, have been reported in immunocompromised persons.

About Agenus

Agenus Inc. is a biotechnology company working to develop treatments for cancers and infectious diseases. The company is focused on immunotherapeutic products based on strong platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners. Between Agenus and its partners, 18 programs are in clinical development. For more information, please visit www.agenusbio.com.

The Agenus logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8187

Forward-Looking Statement

This press release contains forward-looking statements, including without limitation statements about clinical development programs containing QS-21, potential future milestone and royalty payments to Agenus in connection with the development and commercialization of products containing QS-21, and the significance of QS-21 as a component in products under development. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, Agenus' dependence on its collaborative partners such as GSK to successfully develop and commercialize products containing QS-21, the scientific risk associated with the development of vaccines, the competitive risk that other sources of competitive adjuvants could become available, difficulties or delays in manufacturing QS-21, and the risk factors described in the Risk Factors Section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended March 31, 2012. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus' business and securities, investors should give careful consideration to these risks and uncertainties.

1. QS-21 Stimulon adjuvant and the related agreements, and HerpV are assets of Antigenics Inc., a wholly owned subsidiary of Agenus Inc.

2.QS-21 is a component of GSK adjuvant systems.

3. Asano-Mori Y, Kanda Y, Oshima K, et al. Long-term ultra-low-dose acyclovir against varicella-zoster virus reactivation after allogeneic hematopoietic stem cell transplantation. Am J Hematol. 2008; 83(6): 472-476.

4. Erard V, Guthrie KA, Varley C, et al. One-year acyclovir prophylaxis for preventing varicella-zoster virus disease after hematopoietic cell transplantation: no evidence of rebound varicella-zoster virus disease after drug discontinuation. Blood 2007; 110(8): 3071-3077.

5. Kim DH, Messner H, Minden M, et al. Factors influencing varicella zoster virus infection after allogeneic peripheral blood stem cell transplantation: low-dose acyclovir prophylaxis and pre-transplant diagnosis of lymphoproliferative disorders. Transpl Infect Dis. 2008; 10(2): 90-98.

6. Offidani M, Corvatta L, Olivieri A, et al. A Predictive Model of Varicella-Zoster Virus Infection after Autologous Peripheral Blood Progenitory Cell Transplantation. Clin Infect Dis. 2001; 32 (10): 1414-22.

7. Koc Y, Miller K, Schenkein D et al. Varicella zoster virus infections following allogeneic bone marrow transplantation: frequency, risk factors, and clinical outcome. Blood Marrow Transplant 2000; 6: 44-49.

8. Locksley RM, Flournoy N, Sullivan KM, et al. Infection with varicella-zoster virus after marrow transplantation. J Infect Dis. 1985; 152: 1172-1181.

Stimulon is registered trademark of Agenus Inc. and its subsidiaries.

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